UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

Heliogen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40209	85-4204953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 West Union Street
Pasadena, California 91103

(Address of Principal Executive Offices)
Registrant's telephone number, including area code: (626) 720-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLGN	New York Stock Exchange*
Warrants, each 35 warrants exercisable for one share of common stock at an exercise price of $402.50 per share	HLGN.W	New York Stock Exchange*
Preferred Share Purchase Rights	N/A	New York Stock Exchange*
* The registrant’s common stock and warrants began trading exclusively on the over-the-counter market on November 8, 2023 under the symbols “HLGN” and “HLGNW”, respectively.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 7, 2023, Heliogen, Inc. (the “Company”) received a letter from the staff of the New York Stock Exchange (“NYSE”) Regulation notifying the Company that it had determined to commence proceedings to delist the Company’s common stock (NYSE: HLGN) and public warrants to purchase common stock (NYSE: HLGN.W) from the NYSE. The NYSE Regulation reached its decision to delist these securities pursuant to Section 802.01B of the NYSE’s Listed Company Manual because the Company had fallen below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15,000,000. The Company subsequently appealed the decision.

On April 15, 2024, the Company notified the NYSE that the Company intends to withdraw its appeal of the delisting determination and expects the NYSE to promptly file with the Securities and Exchange Commission (“SEC”) a Notification of Removal From Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 in order to delist the Company’s common stock and public warrants from the NYSE and deregister the Company’s common stock and public warrants under Section 12(b) of the Exchange Act.

The Company’s common stock is currently quoted on the OTCQX, the highest market tier operated by the OTC Markets Group, Inc. The Company intends to continue to comply with public company SEC regulations and other NYSE listing requirements, including filing quarterly financial statements, having independently audited financials, and maintaining an independent board of directors with corporate governance rules and oversight committees.

For risks and uncertainties resulting from the delisting, refer to “Risk Factors—Our common stock and Public Warrants have been suspended from trading on, and may be delisted from, the NYSE and are not listed on any other national securities exchange.” under Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 26, 2024.

Item 3.03 Material Modification to Rights of Security Holders.

On April 16, 2024, the Company entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement, dated as of April 16, 2023, by and between the Company and Continental Stock Transfer & Trust Company, as rights agent (as amended, the “Rights Agreement”). Capitalized terms used but not otherwise defined in this Item 3.03 shall have the meanings ascribed to such terms in the Rights Agreement.

The Amendment extends the Final Expiration Date of the Rights Agreement by one year such that the Rights will now expire on April 17, 2025. The Amendment also changes the definition of “Exercise Price” from $122.50 to $26.40 and amends the definition of “Acquiring Person” to reflect the terms and conditions of the limited waiver previously granted by the Company to Nant Capital, LLC and certain of its affiliates, as previously disclosed on the Company’s Current Report on Form 8-K dated February 15, 2024. The Rights Agreement otherwise remains unmodified and in full force and effect in accordance with its terms.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On April 16, 2024, the Company issued a press release announcing the amendment of the Rights Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Amendment No. 1, dated as of April 16, 2024, to Rights Agreement, dated as of April 16, 2023, by and between Heliogen, Inc. and Continental Stock Transfer & Trust Company, as rights agent.
99.1	Press Release, dated April 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heliogen, Inc.

Dated:	April 16, 2024	By:	/s/ Christiana Obiaya
Christiana Obiaya
Chief Executive Officer